UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks described in our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Item 3.02. Unregistered Sales of Equity Securities.

In accordance with the terms of the Company’s Variable Rate Self-Liquidating Senior Secured Convertible Debentures due March 18, 2008 (the “Debentures”), on May 24, 2007, the Company issued 1,953,583 shares of common stock, $.001 par value per share, to the holders of the Debentures as an advance against the first monthly partial redemption of the Debentures, due June 1, 2007.

The offer and sale of securities were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A.

On May 31, 2007, the Company issued 20,000 shares of common stock, $.001 par value per share, to the Company’s President, Peter W. DeVecchis, Jr. The shares of common stock were issued pursuant to Mr. DeVecchis’s employment agreement with the Company. Under Mr. DeVecchis’s employment agreement, he was granted a restricted stock award of 100,000 shares of the Company’s common stock, which shares are issued over five (5) years in equal annual vested installments of 20,000 shares beginning May 31, 2005. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)           Previous Independent Accountants

(i)
On May 31, 2007, UHY LLP and the audit committee of Solomon Technologies, Inc., (the “Registrant”) agreed that both would be best served if the Registrant identified new auditors. The parties agreed that UHY LLP would resign as the Company’s auditors, effective immediately.

(ii)
The reports of UHY LLP on the Registrant’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report for the past two fiscal years, UHY LLP has included an opinion that, due to the Registrant’s recurring losses, cash used in operations and other factors, there was substantial doubt as to the Registrant’s ability to continue as a going concern.

(iii)	The audit committee of the Registrant’s board of directors participated in and approved the decision to change independent accountants.

(iv)
In connection with its audits for the two most recent fiscal years and through May 31, 2007, there have been no disagreements with UHY LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

(v)
The Registrant has requested that UHY LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 31, 2007, is filed as Exhibit 16.1 to this Form 8-K.

(b)           New Independent Accountants

(i)
The Registrant engaged Eisner LLP, of New York, New York, as its new independent accountants as of May 31, 2007. During the two most recent fiscal years and through May 31, 2007, the Registrant has not consulted with Eisner LLP regarding any of the following:

(1)	The application of accounting principles to a specified transaction, either completed or contemplated;

(2)
The type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and none of the following was provided to the Registrant: (a) a written report, or (b) oral advice that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue;

(3)	Any matter that was the subject of a disagreement, as that term is used in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B; or

(4)	An event of a type identified in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number	Description
16.1	Letter from UHY LLP to the Securities and Exchange Commission dated May 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: May 31, 2007	By:	/s/ Gary Brandt
Gary Brandt
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from UHY LLP to the Securities and Exchange Commission dated May 31, 2007.